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                              EX-10.16
                              Material Contracts


                                                                   Exhibit 10.16


                                     [LOGO]
                                 CITY OF DALLAS


                     DALLAS/FORT WORTH INTERNATIONAL AIRPORT
                         SHARED RIDE OPERATING AUTHORITY

In accordance with Section 10, "Dallas/Fort Worth International Airport Shared Ride Rules and Regulations," of Chapter Two, "Regulation of Vehicles," of the Code of Rules and Regulations of the Dallas/Fort Worth International Airport Board (adopted by Resolution No. 71-172), as amended, shared ride operating authority is hereby issued to:

Holder:  Supershutt1e DJW. Inc.
Address: 729 E. Dallas Rd. Grapevine, TX 76051
Responsible Person: John R. Donor Jr.             Title:   Owner

Assuance of this permit does not apply to other entities for which additional permits may be required. Holder may operate for-hire shared ride service at Dallas/Fort Worth International Airport for the purpose of transporting passengers and their baggage. Holder shall operate such service in accordance with and under the applicable provisions of the Dallas/Fort Worth International Airport Rules and Regulations and all other laws. rules, or regulations which pertain to the operation of the Holder's Shared Ride business, including the Americans with Disabilities Act. Holder must comply with all rules and requirements of the Federal Clean Air Act, any other State or local control measures required for non-attainment areas, or any other Federal, State or local laws applicable to the operation of the permitted business.

VEHICLES

Holder shall provide service using 82 Vehicle(s).

TYPE OF SERVICE TO BE PERFORMED PREARRANGED

PREARRANGED

RATES

Holder shall provide service using the following schedule of rates:

See attached list.


 ECONOMIC DEVELOPMENT DEPARTMENT P.O. BOX 810929 DALLAS/FT WORTH TEXAS AIRPORT
                 DALLAS TEXAS 75281-0829 TELEPHONE 214/674 5879


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ISURANCE

Holder shall provide to the Administrator a policy or certificate of insurance coverage for all motor vehicles used in its operation, and said coverage shall be in accordance with the provisions of the Dallas/Fort Worth International Airport Shared Ride Rules and Regulations, including Section 4-4 which states:

     Insurance required under this section must: (a) be carried with an insurance company authorized to do business in the State of Texas and (b) include a cancellation rider under which the insurance company is required to notify the Administrator in writing not less than 30 days before cancelling or making material change to the insurance policy.

OPERATING PROCEDURES

The conditions set forth in this shared ride operating authority shall be strictly adhered to, and no change in the conditions will be allowed without first obtaining approval from the Assistant to the Director of Economic Development and having the operating authority amended as required to the shared ride rules and regulations.

FEE

The annual fee for shared ride operating authority is $360.00.

IDEMNITY

Holder shall and does hereby indemnify, save and hold harmless, and defend the cities of Dallas and Fort Worth and the Dallas/Fort Worth International Airport Board and all of their officers, agents, and employees from any and all suits, actions, or claims for damages or injuries to persons or property of whatsoever kind or character arising out of or in any manner connected with the acts or omissions of Holder or any shared ride driver operating under Holder's authority in the performance, use, or operation of vehicles or in the use of premises or facilities of the Cities of Dallas or Fort Worth or the Dallas/Fort Worth International Airport. It is specifically provided that this indemnity shall not apply to any suit, action, or claim for damages or injuries to persons or property arising out of or connected with negligent acts or omissions of any agent or employee of the Cities of Dallas or Fort Worth or the Dallas Fort Worth International Airport Board. Nothing herein shall be construed in any manner to create a cause of action not otherwise existing at law or inure to the benefit of any third party.


/s/ KATHY TOLER                                   Effective: October 1, 1995
-------------------------------
Kathy Toler                                       Expires: September 30, 1996
Assistant to the Director
Economic Development Department                   Accepted: November 13, 1995
City of Dallas
                                                  Responsible
                                                  Person: /s/ [ILLEGIBLE]

                                                  Title: General Manager